Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 18 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated October 11, 1999, relating to the financial statements and financial highlights appearing in the August 31, 1999 Annual Reports to Shareholders of Chase Vista U.S. Government Money Market Fund, Chase Vista 100% U.S. Treasury Securities Money Market Fund, Chase Vista Cash Management Fund, Chase Vista Prime Money Market Fund, Chase Vista Federal Money Market Fund, Chase Vista Treasury Plus Money Market Fund, Chase Vista Tax Free Money Market Fund, Chase Vista California Tax Free Money Market Fund, Chase Vista New York Tax Free Money Market Fund, Chase Vista Tax Free Income Fund, Chase Vista New York Tax Free Income Fund and Chase Vista California Intermediate Tax Free Fund (separately managed portfolios of Mutual Fund Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" in the Prospectuses and under the heading "Independent Accountants" in the Statement of Additional Information.



PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, NY  10036
December 29, 1999